Exhibit 99.3

Carolina Trust BancShares, Inc. and Clover Community Bankshares, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheets As of September 30, 2018
($ in thousands, except share and per share data)

	Carolina Trust BancShares, Inc.	Clover Community Bankshares, Inc.	Pro Forma Before Adjustments	Pro Forma Purchase Accounting Adjustments			Adjustments for Merger and Transactional Costs		Pro Forma Combined

ASSETS
Cash and due from banks	$9,000	$6,723	$15,723	$(1,075)		A	$(873)	A	$13,775
Interest-earning deposits in other banks	26,416	4,073	30,489	(3,226)		A	(2,618)	A	24,645
Cash and cash equivalents	35,416	10,796	46,212	(4,301)			(3,491)	A	38,420
Certificates of deposits	1,498	4,791	6,289	-			-		6,289
Securities available for sale, at fair value	29,992	37,829	67,821	-			-		67,821
Securities held to maturity	-	1,000	1,000	-			-		1,000
Equity securities	749	-	749	-			-		749
Nonmarketable equity securities	1,050	182	1,232	-			-		1,232
Loans	380,746	68,736	449,482	(2,474)		B	-		447,008
Allowance for loan losses	(3,925)	(1,332)	(5,257)	1,332		C	-		(3,925)
Net loans	376,821	67,404	444,225	(1,142)			-		443,083
Accrued interest receivable	1,210	481	1,691	-			-		1,691
Bank premises, equipment and software	6,154	1,916	8,070	921		D	-		8,991
Foreclosed assets	1,782	960	2,742	(117)		E	-		2,625
Goodwill	-	-	-	4,893		F	1,074	A	5,967
Other intangible assets	47	-	47	3,160		G	-		3,207
Bank owned life insurance	7,344	3,487	10,831	-			-		10,831
Other assets	3,108	669	3,777	(747)		I	644	A	3,674
Total Assets	$465,171	$129,515	$594,686	$2,667			$(1,773)		$595,580

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$66,796	$32,312	$99,108	$-			$-		$99,108
Interest-bearing	319,701	82,666	402,367	(46)		H	-		402,321
Total deposits	386,497	114,978	501,475	(46)			-		501,429
Borrowings	16,258	-	16,258	-			-		16,258
Notes payable	-	112	112	-			-		112
Subordinated notes and debentures	9,733	-	9,733	-			-		9,733
Other liabilities	3,729	1,039	4,768				(482)	A	4,286
Total liabilities	416,217	116,129	532,346	(46)			(482)		531,818
Preferred stock	-	1	1	(1)		M	-		-
Common stock warrant	426	-	426	-			-		426
Common stock	17,892	9	17,901	5,301	J,	K	-		23,202
Additional paid-in capital	25,212	2,684	27,896	8,105	J,	K	-		36,001
Retained earnings	6,335	11,442	17,777	(11,442)		J	(1,291)	A	5,044
Accumulated other comprehensive income	(911)	(750)	(1,661)	750		J	-		(911)
Total stockholders’ equity	48,954	13,386	62,340	2,713			(1,291)		63,762
Total Liabilities and Stockholders’ Equity	$465,171	$129,515	$594,686	$2,667			$(1,773)		$595,580

Carolina Trust BancShares, Inc. and Clover Community Bankshares, Inc.

 Unaudited Pro Forma Condensed Combined Statements of Operations For the Nine Months Ended September 30, 2018
 ($ in thousands, except per share data)

	Carolina Trust BancShares, Inc.	Clover Community Bankshares, Inc.	Pro Forma Before Adjustments	Adjustments		Pro Forma Combined
INTEREST INCOME
Interest on investment securities and cash	$984	$940	$1,924	$-		$1,924
Interest and fees on loans	14,460	2,763	17,223	297	B	17,520
Total interest income	15,444	3,703	19,147	297		19,444
INTEREST EXPENSE
Interest expense non-maturity deposits	500	66	566	-		566
Interest expense time deposits	2,043	59	2,102	8	H	2,110
Interest expense borrowed funds	248	-	248	-		248
Interest expense capital lease	10	-	10	-		10
Interest expense debt	16	11	27	-		27
Interest expense subordinated debt	574	-	574	-		574
Total interest expense	3,391	136	3,527	8		3,535
NET INTEREST INCOME	12,053	3,567	15,620	289		15,909
Loan loss provision	415	-	415	-		415
Net interest income after loan loss provision	11,638	3,567	15,205	289		15,494

NONINTEREST INCOME
Service charges on deposit accounts	461	388	849	-		849
Interchange fee income, net	165	282	447	-		447
Gain on sale of investment securities	-	-	-	-		-
Unrealized gain on equity securities	123	-	123	-		123
Other service fees and income	321	309	630	-		630
Total noninterest income	1,070	979	2,049	-		2,049

NONINTEREST EXPENSE
Salaries & benefits expense	5,496	1,962	7,458	-		7,458
Occupancy and equipment	1,131	464	1,595	17	D	1,612
Data processing expense	588	162	750	-		750
Office supplies expense	42	87	129	-		129
Professional fees	328	99	427	-		427
Advertising and marketing	90	40	130	-		130
Foreclosed asset expense, net	453	(70)	383	-		383
Directors fees and expenses	191	58	249	-		249
Core deposit intangible amortization expense	26	-	26	407	G	433
Merger expense	480	172	652	-		652
Other operating expense	1,218	581	1,799	-		1,799
Total noninterest expense	10,043	3,555	13,598	424		14,022
INCOME BEFORE INCOME TAXES	2,665	991	3,656	(135)		3,521
Income tax expense	659	185	844	(32)	L	812
NET INCOME	$2,006	$806	$2,812	$(103)		$2,709

NET INCOME PER COMMON SHARE
Basic	$0.33	$0.93				$0.31
Diluted	$0.32	$0.83				$0.31
Weighted average common shares outstanding	6,118,461	863,776		1,791,539		8,773,776
Weighted average diluted common shares outstanding	6,211,670	976,901		1,678,414		8,866,985

Carolina Trust BancShares, Inc. and Clover Community Bankshares, Inc.

 Unaudited Pro Forma Condensed Combined Statements of Operations For the Twelve Months Ended December 31, 2017
 ($ in thousands, except per share data)

	Carolina Trust BancShares, Inc.	Clover Community Bankshares, Inc.	Pro Forma Before Adjustments	Adjustments		Pro Forma Combined
INTEREST INCOME
Interest on investment securities and cash	$915	$1,125	$2,040	$-		$2,040
Interest and fees on loans	16,534	3,971	20,505	440	B	20,945
Total interest income	17,449	5,096	22,545	440		22,985
INTEREST EXPENSE
Interest expense non-maturity deposits	442	82	524	-		524
Interest expense time deposits	2,039	76	2,115	36	H	2,151
Interest expense borrowed funds	222	12	234	-		234
Interest expense capital lease	17	-	17	-		17
Interest expense debt	-	31	31	-		31
Interest expense subordinated debt	759	-	759	-		759
Total interest expense	3,479	201	3,680	36		3,716
NET INTEREST INCOME	13,970	4,895	18,865	404		19,269
Loan loss provision	704	-	704			704
Net interest income after loan loss provision	13,266	4,895	18,161	404		18,565

NONINTEREST INCOME
Service charges on deposit accounts	487	566	1,053	-		1,053
Interchange fee income, net	139	348	487	-		487
Gain on sale of investment securities	-	52	52	-		52
Other service fees and income	407	421	828			828
Total noninterest income	1,033	1,387	2,420	-		2,420

NONINTEREST EXPENSE
Salaries & benefits expense	7,071	2,642	9,713	-		9,713
Occupancy and equipment	1,444	618	2,062	23	D	2,085
Data processing expense	948	275	1,223	-		1,223
Office supplies expense	81	113	194	-		194
Professional fees	473	155	628	-		628
Advertising and marketing	132	53	185	-		185
Foreclosed asset expense, net	281	6	287	-		287
Directors fees and expenses	256	77	333	-		333
Core deposit intangible amortization expense	44	-	44	598	G	642
Other operating expense	1,571	766	2,337	-		2,337
Total noninterest expense	12,301	4,705	17,006	621		17,627
INCOME BEFORE INCOME TAXES	1,998	1,577	3,575	(217)		3,358
Income tax expense	1,594	564	2,158	(51)	L	2,107
NET INCOME	404	1,013	1,417	(166)		1,251
Preferred stock dividends	-	36	36	(36)	M	-
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$404	$977	$1,381	$(130)		$1,251

NET INCOME PER COMMON SHARE
Basic	$0.09	$1.13				$0.17
Diluted	$0.09	$1.00				$0.17
Weighted average common shares outstanding	4,655,369	863,776		1,791,539		7,310,684
Weighted average diluted common shares outstanding	4,737,874	976,901		1,678,414		7,393,189

Cash dividends per common share	$-	$0.30				$0.04

Notes to Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting.  Balance sheet data is presented as of September 30, 2018 and assumes the merger involving Carolina Trust BancShares, Inc. (“Carolina Trust”) and Clover Community Bankshares, Inc. (“Clover”) was completed on that date.  Income statement data is presented to give effect to the merger as if it had occurred on January 1, 2017.  The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position had the merger been consummated at the beginning of the period presented, nor is it indicative of the results of operations in future periods or the future financial position of the combined entities.  Certain historical financial information has been reclassified to conform to current presentation.  The merger, which was completed on January 1, 2019, provided that the merger consideration to be paid by Carolina Trust will consist of a mixture of Carolina Trust common stock and cash, with 195,380 shares, or 20% of Clover’s common stock outstanding on the merger date converted to the per share cash consideration of $22.00 and the balance of Clover’s stock  converted into Carolina Trust common stock at the 2.7181 stock exchange ratio.  Each of the 113,125 shares of Clover preferred stock converted to one share of Clover common stock prior to the exchange of Clover common stock for the merger consideration.

The unaudited pro forma condensed combined financial information includes preliminary estimated adjustments to record assets and liabilities of Clover at their respective fair values and represents Carolina Trust management’s estimates based on available information. The pro forma adjustments included herein are subject to updates as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after completion of thorough analyses to determine the fair value of Clover’s tangible and identifiable intangible assets and liabilities as of the merger date. Increases or decreases in the estimated fair values of the net assets, commitments, executory contracts and other items of Clover as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact the statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities.

Note 2. Accounting Policies and Financial Statement Classifications

The accounting policies of both Carolina Trust and Clover have been reviewed and management has determined that there are no material additional conforming adjustments or financial statement reclassifications needed. There are currently no material transactions between Carolina Trust and Clover in relation to the unaudited pro forma condensed combined financial information.

Note 3. Merger Related Charges

The estimated transaction costs related to the merger are approximately $3.0 million ($2.4 million net of tax). This cost is included in the unaudited Pro Forma Condensed Combined Balance Sheets. These estimated transaction costs are still being developed and will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment, and service contracts to determine where Carolina Trust and Clover may take advantage of redundancies. These costs will be recorded as non-interest expense as incurred. The pro forma presentation of the merger-related charges is in the following table (dollars in thousands).

	Carolina Trust	Clover	Total
Professional fees	$120	$253	$373
Employee benefit expenses	1,149	537	1,686
Data processing	355	474	829
Other noninterest expense	50	70	120
Total noninterest expense	1,674	1,334	3,008
Tax benefit	383	260	643
Net merger related expenses	$1,291	$1,074	$2,365

Note 4. Purchase Accounting Allocation

The unaudited pro forma condensed combined financial information reflects the issuance of 2,123,858 shares of Carolina Trust common stock totaling approximately $16.1 million plus cash of approximately $4.3 million. The merger will be accounted for using the acquisition method of accounting; accordingly Carolina Trust’s cost to acquire Clover will be allocated to the assets (including identifiable intangible assets) and liabilities of Carolina Trust at their respective fair values as of the merger date. Accordingly, the pro forma purchase price was preliminarily allocated to the assets acquired and the liabilities assumed based on their estimated fair values as summarized in the following table (dollars in thousands).

Common equity capital of Clover as of September 30, 2018(1)		$13,386
Estimated Clover related expenses, net of tax		(1,074)
Common equity capital of Clover as of September 30, 2018, adjusted		12,312
Less estimated fair value adjustments:
Allowance for loan losses	$1,332
Loan fair value	(2,474)
Loans, net	(1,142)
Other real estate owned	(117)
Premises and equipment	921
Core deposit intangible	3,160
Time deposits	46
Deferred tax adjustments related to the items above	(674)
Deferred tax adjustment related BOLI policies acquired	(73)
Total fair value adjustments		2,121
Net assets (Equity capital less fair value adjustments)		14,433
Total consideration paid to Clover shareholders(2)		20,400
Goodwill		$5,967

(1) Note:  Stockholders’ equity reported here includes preferred equity of $1 that will convert to common equity prior to the share exchange.

(2) Note:  The purchase price is based on total consideration of $20.4 million.  This includes the issuance of approximately $16.1 million in stock consideration, or 2,123,858 shares of Carolina Trust common stock with a value of $7.58 per share (based on Carolina Trust’s closing stock price on December 31, 2018, the last trading day as of the merger date.

Note 5. Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current assumptions and valuations which are subject to change.

A
Cash was adjusted to reflect payment of estimated merger-related expenses of $2.7 million, which includes $1.2 million for Clover and $1.5 million for Carolina Trust.  Additional merger-related expenses of $0.3 million are expected to be accrued, which includes $0.1 million for Clover and $0.2 million for Carolina Trust.  The impact of these cash and accrued expenses would be offset partially by $0.6 million in tax benefits.  The expenses, net of tax, incurred by Clover would reduce the net assets acquired by Carolina Trust by an estimated $1.1 million, which would result in an increase to goodwill.  The expenses, net of tax, incurred by Carolina Trust would reduce retained earnings by $1.3 million.

Cash was adjusted for Clover’s payment of accrued supplemental executive retirement plan expenses of $0.8 million, which would reduce other liabilities.

Based on the 976,901 outstanding shares of Clover common stock and preferred stock, Carolina Trust expects to pay aggregate cash consideration of $4.3 million, which reflects the $22.00 per share cash consideration payable pursuant to the merger agreement for 20% of the outstanding shares of Clover common stock at merger consummation.

B
Carolina Trust identified $2.5 million in net preliminary estimated fair value adjustments to Clover’s loan portfolio.  This $2.5 million decrease to the fair value of loans reflects Carolina Trust’s estimates related to credit quality totaling $1.7 million, estimates related to market interest rates and liquidity totaling $0.7 million and adjustments to eliminate deferred fees and costs totaling $0.1 million.  The fair value adjustment will be accreted using the level yield methodology over the 2.9 year weighted average life of the acquired loan portfolio.  The accretions would increase interest income for the nine months ended September 30, 2018 and the year ended December 31, 2017 by approximately $0.3 million and $0.4 million, respectively.

C	Clover’s existing allowance for loan losses of $1.3 million was eliminated in accordance with generally accepted accounting principles.

D
Premises and equipment were adjusted higher by $0.9 million to reflect estimated fair value for real property, with the allocation being $0.6 million to land and $0.3 million to buildings.  The adjustment to buildings would be depreciated over an estimated life of 15 years, resulting in depreciation expense of $17,000 for the nine months ended September 30, 2018 and $23,000 for the year ended December 31, 2017.

E	Foreclosed properties were adjusted by $0.1 million based on Carolina Trust’s estimates of adjustments to the market value of these assets.

F
The estimated amount of goodwill arising from pro forma purchase accounting adjustments is $4.8 million, in addition to the goodwill adjustment discussed with merger and transaction costs in paragraph 5.A above.  The final allocation of purchase price will be determined after the merger is completed and all purchase accounting adjustments are finalized, which may change the amount allocated to goodwill.

G
Other intangible assets were adjusted to reflect a core deposit intangible of $3.2 million.  A core deposit intangible arises from a financial institution having a funding base derived from stable customer relationships.  These customer relationships provide a cost benefit to the acquiring institution since the associated customer deposits are typically at lower interest rates and can be expected to be retained on a long-term basis.  This core deposit intangible reflects Carolina Trust management’s estimate of the market premium associated with these core deposits.  The accelerated amortization period is estimated at nine years, resulting in expense of approximately $407,000 for the nine months ended September 30, 2018 and $598,000 for the year ended December 31, 2017.

H
Time deposits were adjusted lower by less than $0.1 million for fair value adjustments based on slightly higher current market rates for similar products. This adjustment will be amortized as an increase to interest expense over the 5 year maturity period of the time deposits under the effective yield method.

I
Other liabilities were adjusted higher by $0.7 million for the estimated deferred tax liability arising from the fair value adjustments and based on an estimated combined federal and state tax rate of 23.5%.

J	Clover’s historical stockholders’ equity was eliminated as a result of the merger when Clover stockholders’ shares were exchanged for a combination of cash and Carolina Trust common stock.

K
The Carolina Trust stock exchanged for Clover stock was 2,123,858 shares, $2.50 par value per share, at market price of $7.58, the closing stock price as of December 31, 2018, the last trading day prior to the closing of the merger.  Fractional shares were paid in cash at the 20 day average closing stock price prior to the merger date which was $7.6305 per share.

L	The tax effect of the adjustments on the pro forma statement of operations is calculated based on an estimated combined federal and state income tax rate of 23.5%

M
The Clover preferred stock and preferred dividend is eliminated as an adjustment because the preferred stock was converted to Clover common stock prior to exchanging Clover common stock for Carolina Trust common stock.